RIDER DATA PAGE

PRODUCT: [Wealth Transfer Benefit (WTB) Rider]

CONTRACT NUMBER: [LP12345678]

[CONTRACT DATE:] [5/01/2005]

[MAXIMUM WTB RIDER ISSUE AGE:] [75]

[MAXIMUM WTB RIDER COVERAGE AGE:] [95]

[WTB THRESHOLD CAP:] [$1,000,000]

[MAXIMUM WTB ADDITIONAL BENEFIT:] [lesser of [5] times the WTB Threshold and [5] times the WTB Threshold Cap]

[WTB MULTIPLIER:] [50%]

===============================================================================
             [TABLE OF MAXIMUM ANNUAL GUARANTEED CHARGE RATES
===============================================================================
The following table shows the maximum annual guaranteed rates used for the WTB rider calculations. The rates shown are per $1,000 of WTB Additional Benefit.

Attained  Male	Female	Joint
Age	   $	  $	  $
------------------------------
0-35	 1.417	 1.153	 2.337
------------------------------
36	 1.484	 1.242	 2.468
------------------------------
37	 1.573	 1.318	 2.636
------------------------------
38	 1.688	 1.383	 2.839
------------------------------
39	 1.794	 1.460	 3.034
------------------------------
40	 1.937	 1.549	 3.252
------------------------------
41	 2.106	 1.651	 3.486
------------------------------
42	 2.313	 1.767 	 3.770
------------------------------
43	 2.558	 1.908	 4.103
------------------------------
44	 2.830 	 2.073	 4.476
------------------------------
45	 3.124	 2.265	 4.885
------------------------------
46	 3.417	 2.494	 5.318
------------------------------
47	 3.660	 2.764	 5.726
------------------------------
48	 3.850	 3.064	 6.106
------------------------------
49	 4.092	 3.403 	 6.576
------------------------------
50	 4.410	 3.778	 7.161
------------------------------
51	 4.817	 4.202	 7.867
------------------------------
52	 5.314	 4.674	 8.698
------------------------------
53	 5.891	 5.174	 9.646
------------------------------
54	 6.614	 5.700	10.788
------------------------------
55	 7.419	 6.296	12.058
------------------------------
56	 8.249	 6.941	13.380
------------------------------
57	 9.048	 7.619	14.697
------------------------------
58	 9.841	 8.322	16.076
------------------------------
59	10.771	 9.044	17.638
------------------------------
60	11.902	 9.802	19.430
------------------------------
61	13.282	10.633	21.493
------------------------------
62	14.882	11.515	23.791
------------------------------
63	16.626	12.443	26.265
------------------------------
64	18.433	13.456	28.870
------------------------------
65	21.666	15.559	32.932
------------------------------
66	23.669	16.860	35.818
------------------------------
67	25.754	18.308	38.863
------------------------------
68	27.946	19.911	43.070
------------------------------
69	30.401	21.663	46.749
------------------------------
70	33.259	23.641	50.958
------------------------------
71	36.734	25.890	55.914
------------------------------
72	40.794	28.349	61.573
------------------------------
73	45.048	31.032	67.624
------------------------------
74	49.624	33.981	74.230
------------------------------
75	54.619	37.198	81.420
------------------------------
76	60.240	40.720	89.403
------------------------------
77	66.773	44.606	98.485
------------------------------
78	74.349	48.835 108.781
------------------------------
79	82.821	53.466 120.169
------------------------------
80	97.103	62.339 137.377
------------------------------
81     107.863	69.778 151.430
------------------------------
82     119.224	77.624 166.315
------------------------------
83     131.598	85.834 185.733
------------------------------
84     145.382	94.912 205.015
------------------------------
85     160.743 104.017 225.890
------------------------------
86     177.615 114.751 248.204
------------------------------
87     195.817 128.012 272.144
------------------------------
88     215.128 141.925 296.768
------------------------------
89     235.346 155.659 323.090
------------------------------
90     255.423 165.555 350.738
------------------------------
91     275.121 174.918 377.999
------------------------------
92     295.719 190.740 405.347
------------------------------
93     317.399 212.261 430.407
------------------------------
94     340.264 239.334 455.664
------------------------------
95     362.943 269.027 484.455]
------------------------------

===============================================================================
             [TABLE OF MAXIMUM ANNUAL GUARANTEED CHARGE RATES
===============================================================================
The following table shows the maximum annual guaranteed rates used
for the WTB rider calculations.   The rates shown are per $1,000
of WTB Additional Benefit.

Attained   Single Life   Joint
Age	   	  $	  $
-------------------------------
0-35		1.364  	  2.577
-------------------------------
36		1.435	  2.691
-------------------------------
37		1.522	  2.817
-------------------------------
38		1.627	  2.989
-------------------------------
39		1.727	  3.160
-------------------------------
40		1.859	  3.379
-------------------------------
41		2.015	  3.639
-------------------------------
42		2.204	  3.927
-------------------------------
43		2.428	  4.283
-------------------------------
44		2.679	  4.689
-------------------------------
45		2.952	  5.149
-------------------------------
46		3.232	  5.652
-------------------------------
47		3.481	  6.150
-------------------------------
48		3.693	  6.634
-------------------------------
49		3.954	  7.174
-------------------------------
50		4.283	  7.749
-------------------------------
51		4.694	  8.370
-------------------------------
52		5.186	  9.119
-------------------------------
53		5.747    10.006
-------------------------------
54		6.431    11.095
-------------------------------
55		7.194    12.343
-------------------------------
56		7.988    13.689
-------------------------------
57		8.762    15.137
-------------------------------
58		9.538    16.663
-------------------------------
59	       10.426    18.330
-------------------------------
60	       11.482    20.144
-------------------------------
61	       12.752    22.168
-------------------------------
62	       14.209    24.486
-------------------------------
63	       15.789    27.090
-------------------------------
64	       17.438    29.967
-------------------------------
65	       20.444    34.362
-------------------------------
66	       22.308    37.745
-------------------------------
67	       24.265    41.279
-------------------------------
68	       26.339    46.245
-------------------------------
69	       28.654    50.322
-------------------------------
70	       31.335    54.840
-------------------------------
71	       34.565    59.994
-------------------------------
72	       38.305    65.861
-------------------------------
73	       42.245    72.257
-------------------------------
74	       46.496    79.454
-------------------------------
75	       51.135    87.481
-------------------------------
76	       56.336    96.201
-------------------------------
77	       62.339   105.936
-------------------------------
78	       69.246   116.840
-------------------------------
79	       76.950   128.951
-------------------------------
80	       90.150   146.869
-------------------------------
81	      100.246   162.550
-------------------------------
82	      110.904   179.320
-------------------------------
83	      122.445   201.556
-------------------------------
84	      135.288   221.971
-------------------------------
85	      149.398   243.733
-------------------------------
86	      165.042   267.279
-------------------------------
87	      182.256   292.887
-------------------------------
88	      200.487   319.933
-------------------------------
89	      219.408   348.239
-------------------------------
90	      237.449   376.429
-------------------------------
91	      255.080   404.427
-------------------------------
92	      274.724   433.855
-------------------------------
93	      296.372   463.448
-------------------------------
94	      320.078   493.513
-------------------------------
95	      344.160   524.335]
-------------------------------